ELIZABETH ARDEN, INC.
                               [Red Door Logo]

FOR IMMEDIATE RELEASE

               ELIZABETH ARDEN, INC. REPORTS FOURTH QUARTER AND
                             FISCAL 2004 RESULTS

      ~ Fiscal 2004 EPS Up 24% from $0.78 to $0.97 (Excluding Charges) ~
              ~ Expects 22% - 24% EPS Increase for Fiscal 2005 ~
               ~ Fiscal 2004 Cash Flow From Operations Up 60% ~
                ~26% Net Sales Growth for the Fourth Quarter ~
-----------------------------------------------------------------------------
New York, New York (March 11, 2004) - Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige fragrance and beauty products company, today reported results for the fourth quarter and fiscal year ended January 31, 2004.

FOURTH QUARTER RESULTS

      Net sales for the fourth quarter of fiscal 2004 rose 26.0% to $213.9 million compared with $169.8 million for the same period of the prior fiscal
year.   Excluding the impact of foreign currency translation, net sales increased 20.5%. The increase in net sales was driven by the success of new product launches, including the skin care products Ceramide Plump Perfect, Overnight Success and the latest Elizabeth Arden fragrance Red Door Revealed, increased market share of prestige fragrances in U.S. mass retail and favorable foreign currency translation. In addition, the net sales increase reflects a shift in promotional and innovation activities between the Company's third and fourth fiscal quarters as compared to the prior year. Gross margin expanded to 44.2% from 40.0% reflecting improved leveraging of supply chain and distribution costs and promotional activities. Income from operations, excluding restructuring charges related to the consolidation of its U.S. distribution facilities, increased to $25.1 million from $8.8 million in the comparable period last year.

      Fourth quarter net income increased to $11.3 million, or $0.39 per fully diluted share, compared with a net loss attributable to common shareholders of $0.4 million, or $0.02 per share, for the prior year period. The results for the fourth quarter of fiscal 2004 exclude debt extinguishment charges associated with refinancing activities as well as restructuring charges, net of related tax benefits. On a reported basis for the quarter, net loss attributable to common shareholders was $11.6 million, or $0.48 per share. During the fourth quarter of fiscal 2004, the Company completed a new issue of $225.0 million aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2014, redeemed $151.2 million aggregate principal amount of its 11 3/4% Notes and $40.0 million aggregate principal amount of its 10 3/8% Notes, and called for redemption the remaining $84.3 million aggregate principal amount of its 10 3/8% Notes, which were redeemed in February 2004. As a result of its improved balance sheet, the Company and its banks amended the Company's revolving credit facility in March 2004 resulting in lower borrowing costs.

FISCAL 2004 RESULTS

      Net sales for the fiscal year increased 8.3% to $814.4 million, compared with net sales of $752.0 million in fiscal 2003, exceeding the Company's previous estimate for net sales between $790 million to $805 million. Excluding the impact of foreign currency translation, net sales increased 4.3%. Cash flow from operations increased 60.1% to $45.8 million due to higher earnings, lower interest expense and strong working capital management.

      Full year net income increased 34.6% to $24.5 million, or $0.97 per fully diluted share, compared with $18.2 million, or $0.78 per fully diluted share, for the prior fiscal year, representing 24.4% growth on a per share basis. The results for fiscal 2004 exclude the non-cash charge for the accelerated accretion associated with the conversion of the Series D Convertible Preferred Stock owned by Unilever, which was converted to common stock and sold in an equity offering in October 2003, and the debt extinguishment and restructuring charges discussed above. This exceeds the Company's previously provided guidance of $0.90 to $0.95 per fully diluted share. On a reported basis, net loss attributable to common shareholders for fiscal 2004 was $20.1 million or $1.02 per share.

      E. Scott Beattie, Chairman and Chief Executive Officer of Elizabeth Arden, Inc., commented, "This was a tremendous year for the Company, despite a slow first half. Our new product innovation performed extremely well, with the Elizabeth Arden skin care and color lines posting double-digit growth and our Red Door fragrance brand exhibiting sales growth in excess of 25%. We also continued to increase the market share of prestige fragrances in the U.S. mass retail market, and our international business finished strongly. On the financial side, our working capital initiatives and the refinancing of our balance sheet enabled us to retire virtually all of our high cost debt, which should generate significant interest expense savings in fiscal 2005. This allows us to continue to reinvest in our brand portfolio and strongly positions us for additional growth opportunities."

      Mr. Beattie continued, "Operationally we have successfully closed and migrated our distribution facilities to one facility in Roanoke, Virginia and completed the conversion of all our IT systems to a single platform. We expect operational savings from the facility consolidation this fiscal year of approximately $2 million to $4 million and approximately $4 million to $6 million a year thereafter."


OUTLOOK

      The Company currently anticipates net sales for fiscal 2005 to increase 8% to 10%, assuming current exchange rates, and earnings per fully diluted share to increase 22% to 24%. With respect to the first quarter of fiscal 2005, the Company expects net sales growth in the high single digits and diluted earnings per share to improve by $0.35 to $0.40 on a per share basis over the first quarter of the prior year. The earnings per share estimates exclude charges the Company will incur in its first quarter of fiscal 2005 of $3.8 million related to the early extinguishment of debt for the final redemption of $84.3 million aggregate principal amount of the 10 3/8% Senior Notes on February 12, 2004, and of approximately $1.3 million to $1.5 million related to the consolidation of its U.S. distribution facilities.

      Mr. Beattie concluded, "As we start fiscal 2005, we are encouraged with the very positive retail sell-through trends in both the U.S. and internationally. We are confident that our initiatives will further grow the prestige fragrance category in mass retail and are also very excited about our new products for this year. The launch of our new fragrance, Elizabeth Arden Provocative Woman, supported by television advertising featuring Catherine Zeta Jones, is scheduled to occur in the U.S. next month and globally in the fall. We are well positioned and are looking forward to another strong year."


CONFERENCE CALL INFORMATION

      The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss fourth quarter and full year results as well as its outlook for fiscal year 2005. All interested parties can listen to a live web cast of the Company's conference call by logging on to the Company's web site at www.elizabetharden.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site at www.elizabetharden.com until March 25, 2004.


Elizabeth Arden is a global prestige fragrance and beauty products company. The Company's portfolio of leading brands includes the fragrance brands Red Door, Red Door Revealed, Elizabeth Arden green tea, 5th Avenue, ardenbeauty, Elizabeth Taylor's White Diamonds, Passion, Forever Elizabeth and Gardenia, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, Unbound, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care lines, including Ceramide and Eight Hour Cream; and the Elizabeth Arden cosmetics line.

Company Contact:  Marcey Becker
                  Senior Vice President, Finance
                  (203) 462-5809

Investor Contact: Cara O'Brien/Lila Sharifian
                  Financial Dynamics
                  (212) 850-5600

Press Contact:    Stephanie Sampiere
                  Financial Dynamics
                  (212) 850-5600

      In connection with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") are not historical facts and may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: our substantial indebtedness and debt service obligations; our ability to successfully and cost-effectively integrate acquired businesses or new brands; our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers; international and domestic economic and business changes that could impact consumer confidence; our customers' financial condition; our ability to access capital for acquisitions; the assumptions underlying our critical accounting estimates; the retention and availability of key personnel; changes in the retail, fragrance and cosmetic industries; our ability to launch new products and implement our growth strategy; the impact of competitive products and pricing; changes in product mix to less profitable products; risks of international operations, including foreign currency fluctuations; economic and political consequences of terrorist attacks and political instability in certain regions of the world; diseases affecting customer purchasing patterns, delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key manufacturing or fulfillment facilities that, after consolidations of manufacturing and fulfillment locations, manufacture or provide logistic services for the majority of our supply of certain products; changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; legal and regulatory proceedings that affect, or will affect, our business; and other risks and uncertainties. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

(Financial Tables To Follow)





             ELIZABETH ARDEN, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF OPERATIONS DATA
 (Unaudited except for the fiscal year ended January 31, 2003)
     (In thousands, except percentages and per share data)

                                Quarter Ended        Fiscal Year Ended
                                  January 31,           January 31,
                            --------------------   ----------------------
                               2004        2003       2004        2003
                             --------   --------    --------    --------
Net Sales                    $213,935   $169,764    $814,425    $752,041
Cost of Sales                 119,316    101,787     478,648     444,628
                             --------   --------    --------    --------
Gross Profit                   94,619     67,977     335,777     307,413
Gross Profit Percentage (a)      44.2%      40.0%       41.2%       40.9%

Selling, General and
 Administrative Expenses       66,206     53,571     242,590     216,504
Depreciation and
 Amortization                   5,604      5,420      20,857      22,700
                             --------   --------    --------    --------
Total Operating Expenses       71,810     58,991     263,447     239,204

Interest Expense, Net          (8,586)   (10,754)    (39,593)    (43,075)
Debt Extinguishment Costs     (34,641)        --     (34,808)         --
Other (Expense) Income            (26)      (143)         (5)         75

(Loss) Income Before
 Income Taxes                 (20,444)    (1,911)     (2,076)     25,209
(Benefit from) Provision
 for Income Taxes              (9,384)    (2,392)     (4,112)      7,059
                             --------   --------    --------    --------
Net (Loss) Income             (11,060)       481       2,036      18,150
Accretion and Dividend on
 Preferred Stock                  540        912       3,502       3,653
Accelerated Accretion on
 Converted Preferred Stock         --         --      18,584          --
                             --------   --------    --------    --------
Net (Loss) Income
 Attributable to Common
 Shareholders                $(11,600)  $   (431)   $(20,050)   $ 14,497
                             ========   ========    ========    ========
As reported:
-----------
  Basic (Loss) Income
   Per Share                 $  (0.48)  $  (0.02)   $  (1.02)   $   0.82
  Diluted (Loss) Income
   Per Share                 $  (0.48)  $  (0.02)   $  (1.02)   $   0.78

  Basic Shares                 23,980     17,829      19,581      17,757
  Diluted Shares               23,980     17,829      19,581      23,200

  EBITDA (b)                 $ (6,254)  $ 14,263    $ 58,374    $ 90,984

Adjusted before giving effect
 to the accelerated accretion
 on the converted Series D
 Convertible Preferred Stock
 and debt extinguishment
 and restructuring charges,
 net of taxes: (c)
-----------------------------
  Net Income (Loss)          $ 11,256   $   (431)   $ 24,520    $ 18,150

  Basic Income (Loss)
   Per Share                    $0.45     $(0.02)      $1.07       $0.82
  Diluted Income (Loss)
   Per Share                    $0.39     $(0.02)      $0.97       $0.78

  Basic Shares                 23,980     17,829      19,581      17,757
  Diluted Shares               28,632     17,829      25,228      23,200

  EBITDA (b)                 $ 30,663   $ 14,263    $ 95,458    $ 90,984

(a)  Based on the percentage of net sales for the periods.

(b) EBITDA is defined as net income plus the provision for income taxes (or net loss less the benefit from income taxes), plus interest expense, plus depreciation and amortization. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) (as determined in accordance with generally accepted accounting principles) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure (particularly when acquisitions are involved), depreciation and amortization, which can vary significantly depending upon accounting methods (particularly when acquisitions are involved) or non-operating factors (such as historical cost). Accordingly, as a result of our capital structure and the accounting method used for our acquisitions, we believe EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. EBITDA may not, however, be comparable in all instances to other similar types of measures.

The following is a reconciliation of net income, as determined in accordance with generally accepted accounting principles, to EBITDA: (For a reconciliation of net income to EBITDA for prior fiscal year periods, see the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003 which can be found on the Company's website at www.elizabetharden.com).

(In thousands)
                            Three Months Ended        Fiscal Year Ended
                                January 31,              January 31,
                           ----------------------   ----------------------
                             2004          2003        2004        2003
                           --------      --------    --------    -------
Net (loss) income          $(11,060)     $    481    $  2,036    $18,150
Plus:
 (Benefit from) provision
  for income taxes           (9,384)       (2,392)     (4,112)     7,059
 Interest expense             8,586        10,754      39,593     43,075
 Depreciation and
  amortization                5,604         5,420      20,857     22,700
                           --------      --------    --------    -------
EBITDA                       (6,254)       14,263      58,374     90,984
Debt extinguishment
 charges                     34,641             -      34,808          -
Restructuring charges         2,276            --       2,276         --
                           --------      --------    --------   --------
EBITDA excluding debt
 extinguishment and
 restructuring charges     $ 30,663      $ 14,263    $ 95,458   $ 90,984
                           ========      ========    ========   ========

(c) Following tables reconcile the calculation of net income (loss) per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to the debt extinguishment charges, the restructuring charges related to consolidation of U.S. distribution facilities and the accelerated accretion on the converted Series D Convertible Preferred Stock ("Preferred Stock"). This disclosure is being provided because we believe it is meaningful to our investors and other interested parties to understand the Company's operating performance on a consistent basis without regard to debt extinguishment and restructuring charges and the anti-dilutive effects of the timing of the accretion charges on the Preferred Stock. The presentation of the non-GAAP information titled "Net income (loss) per share as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes" or " Net income (loss) per diluted share as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes" is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

                                          Three Months Ended              Year Ended
                                              January 31,                 January 31,
                                           2004         2003           2004         2003
                                        -----------  -----------    -----------  -----------
As reported:
-----------
Basic
  Net (loss) income attributable to
   common shareholders as reported       $(11,600)      $  (431)      $(20,050)    $14,497
                                          =======       =======       ========     =======
  Weighted average shares
   outstanding as reported                 23,980        17,829        19,581       17,757
                                           ======        ======        ======       ======
  Net (loss) income per
   basic share as reported                 $(0.48)       $(0.02)       $(1.02)       $0.82
                                            =====         =====         =====       ======
Diluted
  Net (loss) income attributable to
   common shareholders as reported       $(11,600)      $  (431)      $(20,050)    $14,497
  Accretion and dividend on the
   Preferred Stock not converted during
   the period                                  --            --            --        3,653
                                          -------       -------       -------      -------
    Net (loss) income as adjusted        $(11,600)      $  (431)      $(20,050)    $18,150
                                          =======       =======       =======      =======

  Weighted average basic shares
   outstanding as reported                 23,980        17,829        19,581       17,757
  Potential common shares --
   treasury method                             --            --            --        1,276
  Assumed conversion of Preferred Stock        --            --            --        4,167
  Dividend shares on the Preferred Stock       --            --            --           --
                                          -------       -------       -------      -------
    Weighted average shares and potential
     dilutive shares as reported           23,980        17,829        19,581       23,200
                                          =======       =======       =======      =======
    Net income (loss) per diluted share
     as reported                           $(0.48)       $(0.02)       $(1.02)       $0.78
                                            =====         =====        ======        =====
Adjusted before giving effect to the
 converted Preferred Stock and debt
 extinguishment and restructuring charges,
 net of taxes:
------------------------------------------
  Basic
    Net (loss) income attributable to
     common shareholders as reported     $(11,600)      $  (431)     $(20,050)    $14,497
    Accelerated accretion on the
     converted Preferred Stock                 --            --        18,584          --
    Debt extinguishment charges,
     net of taxes                          20,936            --        21,104          --
    Restructuring charges,  net of taxes    1,380            --         1,380          --
                                          -------       -------       -------     -------
      Net income (loss) attributable to
       common shareholders as adjusted,
       before giving effect to the
       converted Preferred Stock, and
       debt extinguishment and restruc-
       turing charges, net of taxes       $10,715       $  (431)      $21,108     $14,497
                                          =======       =======       =======     =======
  Weighted average shares
   outstanding as reported                 23,980        17,829        19,581      17,757
                                           ======        ======        ======      ======
  Net income (loss) per share as
   adjusted, before giving effect to the
   converted Preferred Stock, and debt
   extinguishment and restructuring
   charges, net of taxes                    $0.45        $(0.02)        $1.07       $0.82
                                            =====         =====         =====       =====
Diluted
  Net (loss) income attributable to
   common shareholders as reported       $(11,600)      $  (431)     $(20,050)    $14,497
  Accretion and dividend on the
   Preferred Stock                            540            --         3,502       3,653
  Accelerated accretion on the Preferred
   Stock converted during the period           --            --        18,584          --
  Debt extinguishment charges,
   net of taxes                            20,936            --        21,104          --
  Restructuring charges, net of taxes       1,380            --         1,380          --
                                          -------       -------       -------     -------
    Net income (loss) as adjusted,
     before giving effect to the
     converted Preferred Stock, and debt
     extinguishment and restructuring
     charges, net of taxes               $ 11,256       $  (431)     $ 24,520     $18,150
                                          =======       =======      ========     =======


   Weighted average shares and
     potential dilutive shares as
     adjusted                              28,632        17,829        25,228      23,200
                                          =======       =======      ========     =======
    Net income (loss) per diluted share
     as adjusted, before giving effect to
     the converted Preferred Stock, and
     debt extinguishment and restructuring
     charges, net of taxes                  $0.39        $(0.02)        $0.97       $0.78
                                            =====        ======         =====       =====


             ELIZABETH ARDEN, INC. AND SUBSIDIARIES
                  CONSOLIDATED BALANCE SHEETS
            (Unaudited except for January 31, 2003)
                         (In thousands)

                                     January 31, 2004      January 31, 2003
                                     ----------------      ----------------
Cash                                     $  89,087             $  22,663
Accounts Receivable, Net                   137,380               118,844
Inventories                                193,382               200,876
Property and Equipment, Net                 38,207                36,216
Exclusive Brand Licenses,
 Trademarks and Intangibles, Net           194,811               205,534
Total Assets                               696,862               627,620
Short-Term Debt                                 --                 2,068
Current Liabilities                        146,867               150,833
Long-Term Liabilities                      328,243               329,309
Total Debt                                 325,089               322,397
Preferred Stock                             10,793                15,634
Shareholders' Equity                       210,959               131,844
Working Capital                            303,406               216,461

                               ###